Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of (i) the Merger Transaction which was completed on February 5, 2016, (ii) Aralez Financing associated with the facility agreement and the share subscription agreement on February 5, 2016, (iii) the Medical Futures Inc. (“MFI”) Acquisition which closed on June 16, 2015, along with the related financing to complete the MFI Acquisition, and (iv) the ZONTIVITY Acquisition which closed on September 6, 2016. The Merger Transaction, Aralez Financing, MFI Acquisition, and the ZONTIVITY Acquisition are defined later within Note 1 Background and are collectively referred to as the “Transactions.” The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of Aralez Pharmaceuticals Inc., together with its wholly-owned subsidiaries (“Aralez”), and the ZONTIVITY Business (as defined in Note 1 Background), as of June 30, 2016, and has been prepared to reflect the effects of the ZONTIVITY Acquisition as if it occurred on June 30, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 combines the historical results and operations of Pozen (as defined in Note 1 Background), Tribute (as defined in Note 1 Background), MFI, and the ZONTIVITY Business giving effect to the Transactions as if they occurred on January 1, 2015. The historical results of Aralez reflect the Merger Transaction and Aralez Financing from February 5, 2016 and onward; and the historical results of Tribute reflect the operations of MFI from June 16, 2015.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Transactions, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Aralez expects to incur in connection with the Transactions, including, but not limited to, costs in connection with integrating the operations of the ZONTIVITY Business.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Transactions been completed on the assumed date or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, Tribute and the ZONTIVITY Business’s assets and liabilities were adjusted to their estimated fair values. As of the date of this filing, Aralez has not completed the detailed valuation work necessary to arrive at the required estimate of the fair value of the ZONTIVITY Business intangible asset acquired. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the ZONTIVITY Acquisition included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  Pozen’s audited financial statements and related notes contained within Aralez’s Annual Report on Form 10-K for the year ended December 31, 2015;

•                  Aralez’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2016 and September 30, 2016;

•                  Tribute’s audited consolidated financial statements and related notes thereto and pro forma financial information included within the Form 8-K/A filed on March 15, 2016; and

•                  The ZONTIVITY Special Purpose Financial Statements filed within this Form 8-K/A.

Aralez Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2016

	Historical Aralez ($USD)	Historical ZONTIVITY ($USD)	ZONTIVITY Pro Forma Adjustments ($USD) (Note 4)		Pro Forma Aralez Combined ($USD)
Assets
Current assets:
Cash and cash equivalents	93,031,658	—	(27,222,000)	4a	65,809,658
Accounts receivable	7,113,269	—	—		7,113,269
Inventory	4,863,396	—	—		4,863,396
Prepaid expenses and other current assets	2,887,682	—	—		2,887,682
Total current assets	107,896,005	—	(27,222,000)		80,674,005
Property and equipment, net	2,165,913	—	—		2,165,913
Goodwill	74,484,795	—	3,700,000	4b	78,184,795
Other intangible assets, net	90,505,074	22,026,000	18,774,000	4c	131,305,074
Other long-term assets	696,780	—	—		696,780
Total assets	275,748,567	22,026,000	(4,748,000)		293,026,567

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	2,534,008	—	—		2,534,008
Accrued expenses	17,624,160	—	—		17,624,160
Short-term contingent consideration	—	—	600,000	4d	600,000
Other current liabilities	4,321,900	—	—		4,321,900
Total current liabilities	24,480,068	—	600,000		25,080,068
Long-term debt, net	74,498,349	—	—		74,498,349
Deferred tax liability	6,490,250	—	—		6,490,250
Long-term contingent consideration	—	—	18,900,000	4d	18,900,000
Other long-term liabilities	561,789	—	—		561,789
Total liabilities	106,030,456	—	19,500,000		125,530,456
Commitments and Contingencies
Stockholders’ Equity:
Preferred shares	—	—	—		—
Common shares	—	—	—		—
Additional paid-in capital	345,522,954	—	—		345,522,954
Accumulated other comprehensive income	10,146,650	—	—		10,146,650
Accumulated deficit	(185,951,493)	—	(2,222,000)	4e	(188,173,493)
Total stockholders’ equity	169,718,111	—	(2,222,000)		167,496,111
Total liabilities and stockholders’ equity	275,748,567	—	17,278,000		293,026,567

See accompanying notes to the unaudited pro forma condensed combined financial information

Aralez Pharamaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2016

	Historical Aralez ($USD)	Historical Tribute ($USD)	Merger Transaction Pro Forma Adjustments ($USD) (Note 6)		Pro Forma Aralez ($USD)	Historical ZONTIVITY ($USD)	ZONVTIVITY Pro Forma Adjustments ($USD) (Note 4)		Pro Forma Aralez Combined ($USD)
Revenues
Product revenues, net	10,940,146	2,227,268	—		13,167,414	2,075,000	—		15,242,414
Other revenues	9,694,768	—	—		9,694,768	—	—		9,694,768
Total revenues, net	20,634,914	2,227,268	—		22,862,182	2,075,000	—		24,937,182
Costs and expenses
Cost of product sales (exclusive of amortization shown separately below)	5,897,993	1,038,758	—		6,936,751	2,937,000	881,100	4f	10,754,851
Amortization of intangible assets	3,406,734	265,339	449,675	6b	4,121,748	1,139,000	773,500	4h	6,034,248
Selling, general and administrative	60,189,324	8,432,544	(12,688,579)	6a	55,933,289	8,220,000	—		64,153,289
Research and development	5,885,845	—	—		5,885,845	4,576,000	—		10,461,845
Total costs and expenses	75,379,896	9,736,641	(12,238,904)		72,877,633	16,872,000	1,654,600		91,404,233

(Loss) income from operations	(54,744,982)	(7,509,373)	12,238,904		(50,015,451)	(14,797,000)	(1,654,600)		(66,467,051)

Interest expense	900,432	330,511	(183,215)	6c	1,047,728	—	—		1,047,728
Other expense (income), net	(4,526,972)	47,587	—		(4,479,385)	—	—		(4,479,385)

(Loss) Income before taxes	(51,118,442)	(7,887,471)	12,422,119		(46,583,794)	(14,797,000)	(1,654,600)		(63,035,394)
Income tax expense (benefit)	145,005	—	3,291,861	6d	3,436,866	—	(206,825)	4i	3,230,041
Net (Loss) Income	(51,263,447)	(7,887,471)	9,130,258		(50,020,660)	(14,797,000)	(1,447,775)		(66,265,435)

Basic net income (loss) per share	$(0.88)								$(1.14)
Shares used in computing basic net income (loss) per share	58,258,044								58,258,044
Diluted net income (loss) per share	$(0.96)								$(1.22)
Shares used in computing diluted net income (loss) per share	58,361,811								58,361,811

See the accompanying notes to the unaudited pro forma condensed combined financial information

Aralez Pharamaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2015

	Historical Pozen ($USD)	Historical Tribute ($CAD)	Historical MFI ($CAD)	MFI Acquisition Pro Forma Adjustments ($CAD) (Note 7)		Pro Forma Tribute ($CAD)	Pro Forma Tribute ($USD)	Merger Transaction Pro Forma Adjustments ($USD) (Note 6)		Pro Forma Aralez ($USD)	Historical ZONTIVITY ($USD)	ZONTIVITY Pro Forma Adjustments ($USD) (Note 4)		Pro Forma Aralez Combined ($USD)
Revenues
Royalty and licensing revenue	21,391,414	—	—	—		—	—	—		21,391,414	—	—		21,391,414
Licensed domestic product net sales	—	9,558,414	—	—		9,558,414	7,488,062	—		7,488,062	2,022,000	—		9,510,062
Other domestic product sales	—	16,714,768	4,687,179	—		21,401,947	16,766,285	—		16,766,285	—	—		16,766,285
International product sales	—	4,030,877	—	—		4,030,877	3,157,789	—		3,157,789	—	—		3,157,789
Total Revenues	21,391,414	30,304,059	4,687,179	—		34,991,238	27,412,136	—		48,803,550	2,022,000	—		50,825,550
Cost and expenses
Licensor sales and distribution fees	—	6,646,013	—	—		6,646,013	5,206,487	—		5,206,487	—	—		5,206,487
Cost of products sold	—	4,600,737	2,314,629	—		6,915,366	5,417,498	—		5,417,498	57,372,000	(49,163,800)	4f	13,625,698
Write down of inventories	—	151,663	—	—		151,663	118,813	—		118,813	—	51,058,000	4g	51,176,813
Amortization	—	5,364,676	92,262	—		5,456,938	4,274,965	3,156,507	6b	7,431,472	10,664,000	(6,839,000)	4h	11,256,472
Impairment of intangible assets	—	—	—	—		—	—	—		—	289,700,000	—		289,700,000
Sales, general, and administrative	50,344,952	16,453,988	2,869,749	—		19,323,737	15,138,216	(11,012,305)	6a	54,470,863	35,472,000	—		89,942,863
Research and development	8,512,509	—	—	—		—	—	—		8,512,509	17,887,000	—		26,399,509
Total operating expenses	58,857,461	33,217,077	5,276,640	—		38,493,717	30,155,979	(7,855,798)		81,157,642	411,095,000	(4,944,800)		487,307,842

Non-operating income (expense)
Change in warrant liability	—	(5,233,985)	—	—		(5,233,985)	(4,100,304)	—		(4,100,304)	—	—		(4,100,304)
Interest expense	—	(3,279,375)	(33,941)	(149,073)	7a	(3,462,389)	(2,712,435)	333,252	6c	(2,379,183)	—	—		(2,379,183)
Interest income	—	13,738	—	—		13,738	10,762	—		10,762	—	—		10,762
Other non-operating income (expense)	(143,011)	(6,320,683)	—	—		(6,320,683)	(4,951,623)	3,033,391	6c	(2,061,243)	—	—		(2,061,243)
Total non-operating income (expense)	(143,011)	(14,820,305)	(33,941)	(149,073)		(15,003,319)	(11,753,600)	3,366,643		(8,529,968)	—	—		(8,529,968)
(Loss) before income tax expense	(37,609,058)	(17,733,323)	(623,402)	(149,073)		(18,505,798)	(14,497,443)	11,222,441		(40,884,060)	(409,073,000)	4,944,800		(445,012,260)
Income tax expense (benefit)	174,387	(180,444)	(93,451)	(39,504)	7b	(313,399)	(245,517)	4,009,288	6d	3,938,158	—	618,100	4i	4,556,258
Net (Loss) Income	(37,783,445)	(17,552,879)	(529,951)	(109,569)		(18,192,399)	(14,251,926)	7,213,153		(44,822,218)	(409,073,000)	4,326,700		(449,568,518)

Basic net income (loss) per share	$(1.16)													$(7.10)
Shares used in computing basic net income (loss) per share	32,589,795							30,762,482	6e					63,352,277
Diluted net income (loss) per share	$(1.16)													$(7.10)
Shares used in computing diluted net income (loss) per share	32,589,795							30,762,482	6e					63,352,277

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

The Merger Transaction:   Aralez was formed for the purpose of facilitating the business combination of POZEN Inc., a Delaware corporation (“Pozen”), and Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (“Tribute”). On February 5, 2016, pursuant to an Agreement and Plan of Merger and Arrangement between Aralez Pharmaceuticals Inc., Pozen, Tribute and other related parties (as amended, the “Merger Agreement”), Aralez completed the acquisition of Tribute by way of a court approved plan of arrangement in a stock transaction. In connection with this transaction, Pozen and Tribute were combined under and became wholly-owned subsidiaries of Aralez Pharmaceuticals Inc. (the “Merger”). Aralez valued the entire issued and to be issued share capital of Tribute at approximately $115.1 million based on Pozen’s closing share price of $5.94 on February 5, 2016 and an exchange ratio of 0.1455. Upon the close of the transaction, (a) each outstanding Tribute warrant entitled its respective holders the right to purchase 0.1455 fully-paid and non-assessable Aralez Shares for no additional consideration beyond that set out in the respective Tribute warrant; (b) each Tribute employee stock option entitled the respective holders of the option to either (i) exchange their Tribute option for a Tribute common share immediately prior to the Merger or (ii) convert into Aralez options entitling the holder to purchase that number of Aralez Shares equivalent to 0.1455 Aralez Shares for each Tribute Share originally issuable (with the exercise price of each Aralez option equal to the original exercise price adjusted for the 0.1455 conversion); and (c) each Tribute compensation option, previously granted to certain investors of Tribute in connection with private placement financings, entitled its respective holders the right to purchase 0.1455 fully-paid and non-assessable Aralez Shares, as well as 0.1455 one-half warrants for Aralez Shares, for no additional consideration beyond that set out in the respective compensation option certificate. As a result of the Merger, the warrants, employee stock options and compensation options were fully-vested and exercisable at any time prior to their respective expiration dates.

Aralez Financing:  Pursuant to the Amended and Restated Subscription Agreement (the “Amended and Restated Subscription Agreement”) dated as of December 7, 2015 by and among Aralez Pharmaceuticals Inc., Aralez Pharmaceuticals plc, Tribute, Pozen, QLT Inc. (“Purchaser) and the following investors thereto: Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International”), and Deerfield Partners, L.P. (“Deerfield Partners”); Broadfin Healthcare Master Fund, Ltd.; JW Partners, LP; and JW Opportunities Master Fund, Ltd. (each, an “Investor” and together, the “Investors”), immediately prior to consummation of the Arrangement on February 5, 2016, Tribute sold Purchaser and the Investors $75.0 million of common shares of Tribute (“Tribute Shares”) in a private placement (“Equity Financing”). Upon consummation of the Merger, such Tribute shares were exchanged for common shares of Aralez Pharmaceuticals Inc.

Pursuant to the Second Amended and Restated Facility Agreement (the “Second Amended and Restated Facility Agreement”) dated as of December 7, 2015, by and among Aralez Pharmaceuticals Inc., Pozen, Tribute, and the following lenders: Deerfield Private Design, Deerfield International, and Deerfield Partners (the “Lenders”), Aralez issued $75.0 million aggregate principal of 2.5% senior secured convertible promissory notes (“Convertible Notes”) on February 5, 2016 (“Debt Financing”). The Equity Financing and Debt Financing are collectively referred to as “Aralez Financing”.

In addition, under the terms of the Second Amended and Restated Facility Agreement, Aralez also had the ability to borrow from the Lenders up to $200 million under a credit facility for permitted acquisitions. Amounts drawn under the credit facility bear an interest rate of 12.5% per annum, are to be repaid on the sixth anniversary from each draw and shall be prepayable in whole or in part at any time following the end of the sixth month after the funding date of each draw. On October 31, 2016, Aralez borrowed $200.0 million under the credit facility, of which $25.0 million was used to replenish Aralez’s cash balance for the initial upfront payment of $25.0 million in cash previously paid at the closing of the ZONTIVITY Acquisition as discussed below (the remaining $175 million was used to fund the upfront cash closing payment for the acquisition of Toprol-XL and its currently marketed authorized generic, which transaction closed on October 31, 2016 and is not reflected in the unaudited pro forma condensed financial information contained herein). The drawdown of this $200.0 million of debt has not been reflected in this unaudited pro forma condensed combined financial information; and on a pro-forma basis, Aralez will incur approximately $25 million of interest expense annually related to this $200 million of debt.

MFI Acquisition:    On June 16, 2015, Tribute acquired Medical Futures Inc. (“MFI”) in a transaction valued at $26.1 million (CAD). Financial terms of the deal include the payment of: $8.5 million (CAD) in cash on closing; $5 million (CAD) through the issuance of 3,723,008 Tribute Shares; and, $5 million (CAD) in the form of a one year unsecured promissory note (the “MFI Note”) bearing interest at 8% annually convertible at the holder’s option at any time during the term into 2,813,778 Tribute Shares (which were converted into the right to receive 409,405 of Aralez Shares) and future contingent cash milestone payments totaling $2.35 million (CAD) that will be paid only upon obtaining certain consents. In addition, on the receipt of each regulatory approval for MFI’s two pipeline products (or upon the occurrence of a change of control of Tribute), MFI will receive a payment of $1.25 million (CAD) per product. Tribute also entered in to a debenture agreement (“Tribute debenture”) of $12.5 million (CAD) which was necessary to complete its acquisition of MFI. The MFI Note was repaid in full along with accrued interest at its maturity date of June 16, 2016, for a total payment of approximately $5.4 million (CAD).

ZONTIVITY Acquisition:   On September 6, 2016, Aralez Pharmaceuticals Trading DAC, a wholly-owned subsidiary of Aralez Pharmaceuticals Inc. (“Aralez Ireland”), acquired the U.S. and Canadian rights to ZONTIVITY (the “ZONTIVITY Business”) from an affiliate of Merck & Co., Inc. (“Merck”) pursuant to an asset purchase agreement (“ZONTIVITY Asset Purchase Agreement”). The purchase price for ZONTIVITY consists of (i) a payment of $25 million by Aralez Ireland to Merck, which was made on the closing date of the acquisition, (ii) certain milestone payments payable by Aralez Ireland subsequent to the closing of the acquisition upon the occurrence of certain milestone events based on the annual aggregate net sales of ZONTIVITY, any combination product containing vorapaxar sulphate and one or more other active pharmaceutical ingredients or any line extension thereof, which in no event will exceed $80 million in the aggregate, and (iii) certain royalty payments based on the annual aggregate net sales of ZONTIVITY, any combination product containing vorapaxar sulphate and one or more other active pharmaceutical ingredients or any line extension thereof.

Pursuant to the terms of the ZONTIVITY Asset Purchase Agreement and certain ancillary agreements entered into in connection with the acquisition, Merck has agreed to supply unpackaged, unlabeled, bulk drug pharmaceutical tablets of ZONTIVITY to Aralez Ireland for a period of up to three years following the closing of the acquisition. Merck will also provide certain transition services to Aralez Ireland following the closing of the acquisition to facilitate the transition of the supply, sale and distribution of ZONTIVITY, including distributing ZONTIVITY on behalf of Aralez Ireland in exchange for compensation specified in the transition services agreement for a period of up to twelve months. While the transition services agreement is in effect, at the end of each quarter, Merck will remit a net margin amount to Aralez Ireland, which will include a fee for its services. This net amount is included in other revenues on the condensed consolidated statements of operations. In addition, in connection with the foregoing transactions, Merck granted Aralez Ireland, among other things, (i) an exclusive and royalty-free license to certain trademarks solely to exploit ZONTIVITY in the U.S. and Canada and their respective territories, and (ii) an exclusive and royalty-free license to certain know-how solely in connection with the manufacture of ZONTIVITY for exploitation in the U.S. and Canada and their respective territories.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Merger Transaction, Aralez Financing, MFI Acquisition and ZONTIVITY Acquisition (collectively referred to as the “Transactions”) and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the ZONTIVITY Acquisition had occurred on June 30 2016; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 are presented as if the Transactions had occurred on January 1, 2015.

The historical results of Pozen, Tribute and the ZONTIVITY Business have been derived from their respective audited financial statements for the year ended December 31, 2015; and the historical results of MFI have been derived from unaudited financial information from January 1, 2015 through June 16, 2015, the date of the MFI Acquisition. The results of operations of MFI from June 16, 2015 and onward are reflected in the historical results of Tribute. The historical results of Aralez and ZONTIVITY as of and for the six months ended June 30, 2016 have been derived from unaudited financial information; and the historical results of Tribute have been derived from unaudited financial information from January 1, 2016 through February 5, 2016, the date of the Merger Transaction. The results of operations of Tribute from February 5, 2016 and onward are reflected in the historical results of Aralez. Tribute and MFI have historically reported its financial statements in its local currency, the Canadian dollar (“CAD”); in order to present the unaudited pro forma condensed combined financial statements in U.S. dollars, the pro forma financial information for Tribute, which reflects the MFI Acquisition has been translated to U.S. dollars using an average rate of $0.78 for the statement of operations for year ended December 31, 2015, and an average rate of $0.71 for the statement of operations for the period from January 1, 2016 through February 5, 2016.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that Aralez expects to and/or have achieved as a result of the Transactions or the costs necessary to achieve these costs savings or synergies.

3. ZONTIVITY ACQUISITION—PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF ASSET ACQUIRED

The ZONTIVITY Acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with Aralez treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the ZONTIVITY Acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

Based on (1) a payment of $25.0 million on the closing date, and (2) estimated fair value of $19.5 million of contingent consideration for certain milestone payments payable based on annual aggregate net sales of the product, not to exceed $80 million in the aggregate, and for certain royalty payments payable based on annual aggregate net sales of the product, the total estimated consideration to be transferred would approximate $44.5 million.

The following is a summary of the preliminary estimated fair values of the net assets (in U.S. dollars):

At
September 6, 2016
Consideration transferred	$44,500,000
Less: Fair value of net assets to be acquired	40,800,000
Total estimated goodwill	3,700,000

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable. Management anticipates that the valuations of the acquired asset and contingent consideration will consist of discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the asset acquired and contingent consideration.

The amounts allocated to the ZONTIVITY intangible asset acquired and contingent consideration in the ZONTIVITY Acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. An increase in the fair value of the asset acquired or an increase in the fair value of contingent consideration from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the ZONTIVITY Acquisition. In addition, if the value of the acquired asset is higher than the preliminary indication, it may result in higher amortization expense than is presented in these unaudited pro forma condensed combined financial statements.

4. ZONTIVITY ACQUISITION—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the ZONTIVITY Acquisition are as follows:

(a)Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the ZONTIVITY Acquisition (in U.S. dollars):

Cash payment at closing (i)	$(25,000,000)
Transaction expenses to be incurred by Aralez (ii)	$(2,222,000)
Pro forma adjustment	(27,222,000)

Components of the adjustment include (i) a decrease in cash related to the $25.0 million cash payment paid to Merck at closing and (ii) estimated expenses related to the ZONTIVITY Acquisition of $2.2 million to be incurred by Aralez.

(b)Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the ZONTIVITY Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the asset acquired and contingent consideration assumed as described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, Aralez will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable primarily to strategic and synergistic opportunities. The preliminary pro forma adjustment to goodwill is calculated as follows (in U.S. dollars):

Consideration transferred	$44,500,000
Less: Fair value of net assets to be acquired	40,800,000
Pro forma adjustment	3,700,000

(c)Intangible assets, net—Adjustment reflects the preliminary fair market value related to the change in fair value of the identifiable intangible asset acquired in the ZONTIVITY Acquisition. The preliminary fair market value was determined using an income approach. The preliminary amounts assigned to the identifiable intangible assets are as follows (in U.S. dollars):

Preliminary
Intangible Asset	fair value
ZONTIVITY U.S. and Canadian Rights	$40,800,000
Less: ZONTIVITY historical amounts	$(22,026,000)
Pro forma adjustment	$18,774,000

(d)Contingent consideration —Adjustment reflects the fair value of the contingent consideration associated with the milestone payments and royalty payments pursuant to the Asset Purchase Agreement for the ZONTIVITY Acquisition. This amount will be subsequently remeasured to its fair value at each reporting period with changes in fair value being recognized in earnings.

(e)Accumulated deficit—The preliminary unaudited pro forma adjustment is $2.2 million based on the estimated transaction costs to be incurred by Aralez related to the ZONTIVITY Acquisition. The estimated fees and expenses associated with the ZONTIVITY Acquisition have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the ZONTIVITY Acquisition that will not have a continuing impact on Aralez’s operations.

(f)Cost of sales — For the year ended December 31, 2015, the adjustment reflects a $51.1 million reclassification of inventory write down from “Cost of sales” to “Write down of inventories”, partially offset by $1.9 million of additional costs that will be incurred under a supply agreement that Aralez Ireland entered into with Merck in conjunction with the ZONTIVITY Asset Purchase Agreement. For the six months ended June 30, 2016, the adjustment reflects the additional costs that will be incurred under the aforementioned supply agreement. In addition, Aralez Ireland entered in to a transition services agreement with Merck for up to 12 months from the date of acquisition whereby Merck will provide services such as distribution, regulatory, pharmacovigilance, etc. This transition services agreement fee has not been included in the unaudited pro forma statement of operations for the year ended December 31, 2015 as the amount is not expected to have a continuing impact on Aralez’s operations. Furthermore, in connection with the transition services agreement, Aralez will be considered an agent (net reporting) for the purposes of revenue recognition under ASC 605 “Revenue Recognition”. This presentation has not been reflected in the unaudited pro forma statement of operations for the year ended December 31, 2015 as the presentation is not expected to have a continuing impact on Aralez’s operations upon completion of the transition services agreement.

(g)Write down of inventories—The adjustment reflects a $51.1 million reclassification of inventory write down from “Cost of sales” to “Write down of inventories.”

(h)Amortization of intangibles assets—Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible asset acquired in the ZONTIVITY Acquisition.

The preliminary pro forma adjustment for amortization expense for the intangible assets acquired is as follows (in U.S. dollars):

			Amortization expense	Amortization expense
	Estimated useful	Preliminary	for the year ended	for the six months
Intangible Asset	life (months)	fair value	December 31, 2015	ended June 30, 2016
ZONTIVITY U.S. and Canadian Rights	128	$40,800,000	$3,825,000	$1,912,500
Less: ZONTIVITY historical amounts		$(22,026,000)	$(10,664,000)	$(1,139,000)
Pro forma adjustment		$18,774,000	$(6,839,000)	$773,500

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the ZONTIVITY intangible asset. The amortizable life reflects the period over which the asset is expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for the amortizable intangible asset would increase annual pro forma amortization by approximately $0.4 million. In addition, with other assumptions held constant, a one year change in the estimated useful life for the developed product would change annual amortization expense by approximately $0.3 million.

(i)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Irish statutory rate of 12.5%. Note that the ZONTIVITY Acquisition was accounted for as an asset acquisition for tax purposes therefore no deferred taxes were recognized in conjunction with the ZONTIVITY Acquisition.

5. MERGER TRANSACTION — CONSIDERATION TRANSFERRED AND ESTIMATED FAIR VALUE OF NET ASSETS ACQUIRED

The Merger Transaction has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the Merger Transaction be measured at the merger close at the then-current market price.

Based on (1) the closing price of Pozen’s common stock of $5.94 per share on February 5, 2016, (2) the number of Tribute Shares outstanding as of February 5, 2016, (3) the number of stock options, compensation options and warrants outstanding as of February 5, 2016, and (4) Tribute’s outstanding indebtedness as of December 31, 2015 to be repaid upon a change of control, the total estimated consideration transferred was approximately $137.6 million. Changes in the outstanding indebtedness as of closing date could result in a material difference in the consideration transferred and, thus, the result of the estimated goodwill balance calculated below. At merger close, each outstanding Tribute Share was exchanged for 0.1455 Aralez Shares.

The acquisition-date fair value of the consideration transferred is as follows:

At
February 5, 2016
Equity consideration	$115,136,337
Repayment of Tribute indebtedness	22,488,254
Total consideration	$137,624,591

The following is a summary of the estimated fair values of the net assets acquired in the Merger Transaction (in U.S. dollars):

At
February 5, 2016
(as adjusted)
Cash	$4,600,567
Accounts receivable	3,790,887
Inventory	3,622,316
Prepaid expenses and other current assets	1,128,528
Property, plant and equipment	684,479
Intangible assets	84,033,620
In-process research and development	3,243,150
Accounts payable and accrued expenses	(10,295,080)
Note payable	(3,603,500)
Warrants liability	(4,617,573)
Other liabilities	(7,373,532)
Deferred tax liability	(6,912,907)
Total net assets acquired	$68,300,955
Goodwill	69,323,636
Total consideration	$137,624,591

6. MERGER TRANSACTION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations related to the Merger Transaction are as follows:

(a)Sales, general, and administrative expenses—Adjustment of $11.0 million for the year ended December 31, 2015 reflects the removal of transaction expenses incurred related to the Merger Transaction. Of this amount, Tribute incurred $0.2 million and $1.9 million related to the MFI Acquisition and the Merger Transaction, respectively, and Pozen incurred $11.6 million related to the Merger Transaction. These expenses are directly attributable to the Merger Transaction and not expected to have a continuing impact on Aralez, and therefore have been removed for the purposes of the pro forma statements of operations. In addition, the adjustment includes a $2.8 million reclassification for Transaction and Restructuring costs from “Non-operating income (expense)” into “Selling, general, and administrative.”

An adjustment of $12.7 million for the six months ended June 30, 2016 reflects the removal of transaction costs incurred by Aralez related to the Merger Transaction.

(b)Amortization of intangibles assets—Adjustment of $3.2 million reflects the adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the Merger Transaction of $7.4 million for the year ended December 31, 2015, less the historical Tribute amortization expense of $3.7 million, in addition to a reclassification of $0.6 million for amortization of deferred financing from “Amortization” to “Interest expense.”

The amortization expense for the intangible assets acquired for the year ended December 31, 2015 is as follows (in U.S. dollars):

				Amortization Expense
				for the period
	Estimated		Amortization Expense	January 1, 2016
	Useful Life		for the year ended	through February 5,
Intangible Asset	(years)	Fair value	December 31, 2015	2016
Marketed Products	7 - 12	$84,034,000	$7,395,292	$715,014
Less: Tribute historical amortization expense			$(3,677,830)	$(265,339)
Pro forma adjustment		$84,034,000	$3,717,462	$449,675

Adjustment of $0.4 million reflects the adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the Merger Transaction of $0.7 million for the six months ended June 30, 2016, less the historical Tribute amortization expense of $0.3 million.

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization by approximately $0.8 million. In addition, with other assumptions held constant, a one year change in the estimated useful lives of marketed products would change annual amortization expense by approximately $0.6 million.

(c)Interest expense and other non-operating income (expense)—For the year ended December 31, 2015, the adjustment for interest expense reflects (i) the removal of $3.0 million of the interest expense and amortization expense of deferred financing fees associated with the repayment of a loan from SWK Funding LLC, a wholly-owned subsidiary of SWK Holdings Corporation (“SWK Loan”), (ii) $1.9 million additional interest incurred on the Debt Financing, calculated at a fixed interest rate of 2.5% and (iii) $0.2 million additional amortization of the debt issuance costs incurred for the Debt Financing. Adjustment for Other non-operating income (expense) reflects the removal of $0.2 million of accretion expense related to the discount of the SWK loan. In addition, the adjustment includes the reclassification of $0.6 million for amortization of deferring financing from “Amortization” to “Interest expense.”

For the six months ended June 30, 2016, the adjustment for interest expense reflects (i) the removal of $0.3 million of interest expense associated with the repayment of the SWK Loan, (ii) $0.1 million additional interest incurred on the Debt Financing, calculated at a fixed interest rate of 2.5% and (iii) $13 thousand additional amortization of the debt issuance costs incurred for the Debt Financing.

(d)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Canadian statutory tax rate of 26.5%.

(e)Basic and diluted net loss per share—The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted net loss per share is calculated as follows (in shares):

Shares
outstanding
(December 31,
Basic net loss per share	2015)
Historical Pozen weighted average shares outstanding	32,589,795
Aralez Shares to be issued to Tribute shareholders(i)	18,492,522
Aralez Shares issued for Equity Financing(ii)	12,000,000
Accelerated vesting of Pozen RSU’s(iii)	269,960
Total pro forma adjustments	30,762,482
Total pro forma weighted average shares outstanding	63,352,277
Pro forma net loss available to common shareholders	(449,568,518)
Basic and diluted net loss per share(iv)	$(7.10)

(i)Represents a total of 127,096,371 Tribute common shares converted at the ratio of 0.1455. This includes those Tribute stock options that were exchanged for Tribute Shares.

(ii)As a result of the Equity Financing, 12,000,000 Aralez Shares were issued.

(iii)As a result of the Merger Transaction, RSU’s held by Pozen employees were accelerated and converted into Aralez Shares.

(iv)Since Aralez was in a net loss position for the year end December 31, 2015, it excluded the effect of the 1) assumed exercise of Tribute equity instruments 2) conversion of the MFI promissory note and 3) the exercise of Pozen stock options in the diluted net loss per share calculations as their effects would have been anti-dilutive.

7. MFI ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 related to the MFI Acquisition by Tribute are as follows:

(a)Interest expense—Adjustment reflects the interest recognized in connection with the promissory note issued of $0.2 million (CAD), partially offset by the elimination of the $33.0 thousand (CAD) interest expense associated with the bank loan that was repaid in connection with the MFI Acquisition.

(b)Income tax benefit—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations, using the Canadian statutory tax rate of 26.5%.